Exhibit 10.11

GRACE THERAPEUTICS INC.

SECOND AMENDMENT TO CONVERTIBLE NOTE PURCHASE AGREEMENTS AND AMENDMENT TO CONVERTIBLE PROMISSORY NOTES

THIS SECOND AMENDMENT TO CONVERTIBLE NOTE PURCHASE AGREEMENTS AND AMENDMENT TO CONVERTIBLE PROMISSORY NOTES (this “Amendment”) is made as of [                 , 2020], by and among Grace Therapeutics Inc., a Delaware corporation (the “Company”), and the undersigned purchasers (each, a “Purchaser” and collectively, the “Purchasers”). Capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Agreements (as defined below).

RECITALS

WHEREAS, pursuant to a series of note purchase agreements on substantially similar terms by and between the Company and each of the Purchasers, as previously amended on September 18, 2018 (collectively, the “Agreements”), the Company issued and sold, and the Purchasers purchased, the convertible promissory notes (collectively, the “Notes”), due and payable by the Company on June 30, 2020 (the “Maturity Date”);

WHEREAS, pursuant to Section 2(a) of each Note, the entire principal amount of and accrued interest on each Note shall be converted into shares of the Company’s equity securities (the “Equity Securities”) issued and sold at the close of the Company’s next equity financing in a single transaction or a series of related transactions yielding gross proceeds to the Company of at least five million dollars ($5,000,000) in the aggregate (excluding the conversion of the Note) (the “Next Equity Financing”);

WHEREAS, Section 2(a) of each Note further provides that the number of shares of Equity Securities to be issued upon such conversion shall be equal to the quotient obtained by dividing (i) the entire principal amount of the Note plus accrued interest by (ii) eighty five percent (85%) of the price per share of the Equity Securities being offered in such Next Equity Financing (the “Discount”);

WHEREAS, pursuant to Section 7(f) of the Agreements and Section 7 of the Notes, the Agreements and the Notes may be amended by the written consent of the Company and the holders of at least sixty six percent (66%) of the then-outstanding principal and interest of the Notes; and

WHEREAS, the Company and the undersigned Purchasers who hold at least sixty six percent (66%) of the presently outstanding principal and interest of the Notes desire to amend the Agreements and the Notes to (1) extend the Maturity Date to September 30, 2021, (2) increase the Discount provided to the Purchasers, and (3) permit the Purchasers to convert the Notes into shares of the Company’s Equity Securities upon an Exit Transaction (as defined below).

NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.     Extension of Maturity Date. The first sentence of Section 1 (Maturity) of each of the Notes is hereby amended in its entirety as follows:

Unless converted as provided in Section 2, this Note will automatically mature and become due and payable on September 30, 2021.

2.     Increase of Discount. The second sentence of Section 2(a) (Investment by the Holder) of each of the Notes is hereby amended in its entirety as follows:

The number of shares of Equity Securities to be issued upon such conversion shall be equal to the quotient obtained by dividing (i) the entire principal amount of this Note plus accrued interest by (ii) eighty two and one-half percent (82.5%) of the price per share of the Equity Securities being offered in such Next Equity Financing, rounded to the nearest whole share, and the issuance of such shares upon such conversion shall be upon the terms and subject to the conditions applicable to the Next Equity Financing.

3.     Conversion Upon Exit Transaction. A new Section 2(b) (Conversion Upon Exit Transaction) shall be added to each of the Notes stating exactly as follows:

2(b) Conversion Upon Exit Transaction. Prior to the Maturity Date, if the Company proposes to enter into an agreement pertaining to an Exit Transaction (as defined below) while this Note is outstanding, the Company shall (i) provide the Holder with thirty (30) days’ prior written notice of the closing of such Exit Transaction (the “Exit Transaction Closing”), and (ii) prior to the Exit Transaction Closing, upon the written consent of the Holders holding at least sixty six percent (66%) of the then-outstanding principal and interest of the Notes, the entire principal amount of and accrued interest on this Note shall be converted into shares of the Company’s Equity Securities at a price per share determined based on the lesser of the Company’s valuation (A) of one hundred million dollars ($100,000,000), and (B) obtained by the Company in connection with the Exit Transaction (the “Exit Transaction Valuation”). In the absence of such written consent of the Holders holding at least sixty six percent (66%) of the then-outstanding principal and interest of the Notes, prior to the Exit Transaction Closing, the Holder may elect to convert the entire principal amount of and accrued interest on this Note into shares of the Company’s Equity Securities at the Exit Transaction Valuation. The number of shares of Equity Securities to be issued upon any such conversion pursuant to this Section 2(b) shall be equal to the quotient obtained by dividing the entire principal amount of this Note plus accrued interest by the Exit Transaction Price Per Share (as defined below), rounded to the nearest whole share. For purposes of this Note, an “Exit Transaction” means (I) a consolidation or merger of the Company with or into any other corporation or other entity or person, or any other corporate reorganization, other than any such consolidation, merger, or reorganization (y) with an affiliate of the Company, or (z) in which the Equity Securities of the Company immediately prior to such consolidation, merger, or reorganization continue to represent a majority of the voting power of the surviving entity immediately after such consolidation, merger or reorganization; (II) the transfer of 50% or more of the Equity Securities of the Company, other than in connection with an equity financing of the Company (for the avoidance of doubt, in which case, Section 2(a), above, may apply); or (III) the sale or transfer of 50% or more of the Company’s assets by value to any non-affiliated corporation, other entity, or person. “Exit Transaction Price Per Share” means a price per share equal to the quotient of (i) in the case of an Exit Transaction Valuation pursuant to clause (A) above, the Exit Transaction Valuation divided by the total number of outstanding Equity Securities of the Company immediately prior to the Exit Transaction Closing (giving effect to the exercise or conversion of all securities or rights exercisable for, or convertible into, Equity Securities of the Company, other than the Notes but including any other convertible promissory notes of the Company), or (ii) in the case of an Exit Transaction Valuation pursuant to clause (B) above, the Exit Transaction Valuation divided by the total number of outstanding Equity Securities of the Company immediately prior to the Exit Transaction Closing (giving effect to the exercise or conversion of all securities or rights exercisable for, or convertible into, Equity Securities of the Company, other than the Notes but including any other convertible promissory notes of the Company), multiplied by eighty two and one-half percent (82.5%).

In addition, Section 2(b) of each of the Notes (Mechanics and Effect of Conversion) shall be re-titled as Section 2(c) (Mechanics and Effect of Conversion).

4.     Continuance of Agreements and Notes. The provisions of the Agreements and the Notes, as amended hereby, shall remain in full force and effect and unchanged, except as provided herein. If any provision of this Amendment conflicts with the Agreements or the Notes, the provisions of this Amendment shall control. This Amendment is binding upon and shall inure to the benefit of the Company and each Purchaser, and their respective successors and permitted assigns.

5.     Governing Law. This Amendment shall be governed by the internal law of the State of Delaware.

6.     Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via electronic mail (including pdf) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

COMPANY:

GRACE THERAPEUTICS INC.

By:
Name:
Title:

Address:

PURCHASERS:

See attached signature pages.

SIGNATURE PAGE TO SECOND AMENDMENT TO CONVERTIBLE NOTE PURCHASE AGREEMENTS AND AMENDMENT TO CONVERTIBLE PROMISSORY NOTES